Exhibit 99.1

Investor Contact:	Cori Lin, Crocs, Inc.
(303) 848-5053
clin@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Record Third Quarter Revenue and Raises Full Year Guidance
Industry-Leading Third Quarter Operating Margin of 27%
___________________________________________________________________________

BROOMFIELD, COLORADO — November 3, 2022 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for women, men, and children, today announced its third quarter 2022 financial results.

“Our exceptional third quarter results, including record revenue and industry-leading adjusted operating margin of 28% are a testament to the strength of the Crocs and HEYDUDE brands,” said Andrew Rees, Chief Executive Officer. “We are raising 2022 guidance following our strong back-to-school performance and 20% constant currency revenue growth in the Crocs Brand. We are confident in our ability to continue to gain significant market share, deliver best-in-class profitability, and generate strong cash flow.”

Third Quarter 2022 Highlights

•Consolidated revenues of $985.1 million increased 57.4%, or 63.0% on a constant currency basis, as compared to 2021.
•Crocs Brand quarterly revenues of $715.7 million increased 14.3%, or 19.9% on a constant currency basis, as compared to 2021. Direct-to-consumer (“DTC”) comparable sales increased 18.2%.
•Crocs Brand international revenues grew 43.7%, or 61.9% on a constant currency basis and North America DTC comparable sales rose 13.0%, as compared to 2021.
•HEYDUDE Brand revenues were $269.4 million, up approximately 87% compared to 2021.
•Operating margin was 26.8% and adjusted operating margin was 27.9%.
•Diluted earnings per share was $2.72, as compared to $2.42 during the same period last year. Adjusted diluted earnings per share increased 20.2% to $2.97.

Third Quarter 2022 Operating Results

Amounts referred to as “adjusted” or “non-GAAP” are non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts are contained in the schedules below.

•Revenues were $985.1 million, an increase of 57.4% from the same period last year, or 63.0% on a constant currency basis. On a constant currency basis, DTC grew 45.8%, and wholesale grew 80.5% compared to 2021.
•Gross margin was 54.9% compared to 63.9%, and adjusted gross margin was 55.1% compared to 64.2% in the same period last year, respectively. Crocs Brand gross margin was 57.3%, or 660 basis points lower than prior year driven by approximately 200 basis points of inflationary costs and approximately 270 basis points of higher freight and inventory handling costs, of which we estimate 150 basis points to be transitory. Currency negatively impacted gross margin by 115 basis points. HEYDUDE Brand gross margin was 48.8%, which represents the continued effect of legacy freight contract costs and higher inventory storage costs as we work to expand distribution center capabilities to support a larger business.
•Selling, general, and administrative expenses (“SG&A”) of $277.2 million increased from $196.7 million in the same period last year, and SG&A as a percent of revenues improved to 28.1% from 31.4% in prior year. Adjusted SG&A improved to 27.2% of revenues versus 31.4% for the same period last year. Adjusted SG&A excludes $9.1 million of costs, primarily related to the ongoing HEYDUDE integration.
•Income from operations increased 30.0% to $264.1 million and operating margin was 26.8%, compared to 32.4% for the same period last year, due to lower gross margin and HEYDUDE integration expenses. Adjusted income from operations rose 33.8% to $274.5 million and adjusted operating margin was 27.9%.
•Diluted earnings per share was $2.72, as compared to $2.42 for the same period last year. Adjusted diluted earnings per share increased 20.2% to $2.97 compared to $2.47 in 2021.

Third Quarter 2022 Brand Summary

•Crocs Brand: Revenues increased 14.3%, or 19.9% on a constant currency basis, to $715.7 million. Wholesale revenues increased 14.1%, or 21.8% on a constant currency basis. DTC comparable sales increased 18.2%.
◦North America revenues of $445.3 million increased 1.7%, or 1.8% on a constant currency basis.
◦Asia Pacific revenues of $138.5 million increased 65.5%, or 82.3% on a constant currency basis.
◦Europe, Middle East, Africa, and Latin America (“EMEALA”) revenues of $131.9 million increased 26.2%, or 45.6% on a constant currency basis.
•HEYDUDE Brand: Revenues during the third quarter were $269.4 million. Wholesale revenues were $181.8 million and DTC revenues were $87.6 million.

Balance Sheet and Cash Flow

•Cash and cash equivalents were $143.0 million as of September 30, 2022, compared to $213.2 million as of December 31, 2021.
•Inventories increased to $513.7 million as of September 30, 2022, compared to $213.5 million as of December 31, 2021 and $212.5 million as of September 30, 2021. This increase was driven primarily by the addition of $189.5 million of HEYDUDE inventory as of September 30, 2022.
•Capital expenditures during the nine months ended September 30, 2022 were $89.6 million, compared to $35.8 million for the same period last year, reflecting investments in our new distribution centers.
•Borrowings were $2.62 billion as of September 30, 2022 compared to $771.4 million as of December 31, 2021, an increase driven by borrowings used to finance a portion of the HEYDUDE acquisition. Our liquidity position remains strong with $143.0 million in cash and cash equivalents and $611.1 million in available borrowing capacity as of September 30, 2022. During the third quarter, we repaid $155.3 million of debt.
Financial Outlook
Full Year 2022
With respect to 2022, we expect:
•Consolidated revenues to now be approximately $3.455 to $3.520 billion, representing growth between 49% and 52% compared to 2021.
◦Crocs Brand revenues to now be $2.605 to $2.630 billion, implying approximately 17% growth on a constant currency basis, and approximately 13% growth on a reported basis.
◦HEYDUDE Brand revenues to still be approximately $850 to $890 million on a reported basis, implying $940 to $980 million, including the period of time prior to the closing of the acquisition.
•Adjusted operating income to now be approximately $920 to $950 million and adjusted operating margin to be approximately 27%. This excludes non-GAAP adjustments primarily related to the HEYDUDE acquisition and integration of $75 million in cost of sales and $55 million in SG&A.
•GAAP tax rate of approximately 25% and non-GAAP effective tax rate    to now be approximately 21%.
•Adjusted diluted earnings per share to now be between $9.95 and $10.30.
•Capital expenditures to now be approximately $150 to $170 million, primarily for supply chain investments to support growth.

Long-Term Projections
We expect:
•Crocs Brand revenues to still be $5.0 billion by 2026.
•HEYDUDE Brand revenues to now be over $1.0 billion in 2023.
•Consolidated adjusted operating margins to still exceed 26% by 2026.
•Gross leverage to still be below 2.0x by mid-year 2023 following strong earnings and cash flow expectations for 2022.

Conference Call Information

A conference call to discuss third quarter 2022 results is scheduled for today, Thursday, November 3, 2022, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through November 3, 2023 at this site.

About Crocs, Inc.

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. please visit investors.crocs.com. To learn more about our brands, please visit www.crocs.com or www.heydudeshoesusa.com or follow @Crocs or @heydudeshoes on Facebook, Instagram and Twitter.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding potential impacts to our business related to our supply chain challenges, cost inflation, the COVID-19 pandemic, our financial condition, brand and liquidity outlook, and expectations regarding our future revenue, margins, non-GAAP adjustments, tax rate, earnings per share and capital expenditures, the acquisition of HEYDUDE and benefits thereof, Crocs' strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding full year and fourth quarter 2022 financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our expectations regarding supply chain disruptions; the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; cost inflation; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$985,094	$625,919	$2,609,823	$1,726,790
Cost of sales	443,792	226,123	1,245,864	678,594
Gross profit	541,302	399,796	1,363,959	1,048,196
Selling, general and administrative expenses	277,239	196,728	733,255	525,120
Income from operations	264,063	203,068	630,704	523,076
Foreign currency gains (losses), net	(393)	537	(1,115)	(84)
Interest income	31	615	219	713
Interest expense	(34,142)	(6,486)	(86,357)	(12,830)
Other income (expense), net	16	2	(512)	15
Income before income taxes	229,575	197,736	542,939	510,890
Income tax expense (benefit)	60,226	44,247	140,515	(59,951)
Net income	$169,349	$153,489	$402,424	$570,841
Net income per common share:
Basic	$2.75	$2.47	$6.59	$8.96
Diluted	$2.72	$2.42	$6.51	$8.79
Weighted average common shares outstanding:
Basic	61,693	62,033	61,042	63,695
Diluted	62,367	63,324	61,840	64,937

CROCS, INC. AND SUBSIDIARIES
EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Numerator:
Net income	$169,349	$153,489	$402,424	$570,841
Denominator:
Weighted average common shares outstanding - basic	61,693	62,033	61,042	63,695
Plus: Dilutive effect of stock options and unvested restricted stock units	674	1,291	798	1,242
Weighted average common shares outstanding - diluted	62,367	63,324	61,840	64,937

Net income per common share:
Basic	$2.75	$2.47	$6.59	$8.96
Diluted	$2.72	$2.42	$6.51	$8.79

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$142,971	$213,197
Restricted cash - current	2	65
Accounts receivable, net of allowances of $31,039 and $20,715, respectively	397,657	182,629
Inventories	513,748	213,520
Income taxes receivable	2,464	22,301
Other receivables	23,560	12,252
Prepaid expenses and other assets	42,770	22,605
Total current assets	1,123,172	666,569
Property and equipment, net of accumulated depreciation and amortization of $91,037 and $83,745, respectively	163,374	108,398
Intangible assets, net of accumulated amortization of $121,717 and $108,167, respectively	1,802,576	28,802
Goodwill	714,380	1,600
Deferred tax assets, net	481,897	567,201
Restricted cash	2,980	3,663
Right-of-use assets	248,548	160,768
Other assets	6,241	8,067
Total assets	$4,543,168	$1,545,068
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$190,097	$162,145
Accrued expenses and other liabilities	228,971	166,887
Income taxes payable	76,990	16,279
Current borrowings	20,000	—
Current operating lease liabilities	55,102	42,932
Total current liabilities	571,160	388,243
Deferred tax liabilities, net	312,813	—
Long-term income taxes payable	204,769	219,744
Long-term borrowings	2,595,767	771,390
Long-term operating lease liabilities	225,395	149,237
Other liabilities	2,462	2,372
Total liabilities	3,912,366	1,530,986
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 5.0 million shares authorized including 1.0 million authorized as Series A Convertible Preferred Stock, none outstanding	—	—
Common stock, par value $0.001 per share, 250.0 million shares authorized, 109.5 million and 105.9 million issued, 61.7 million and 58.3 million outstanding, respectively	109	106
Treasury stock, at cost, 47.7 million and 47.6 million shares, respectively	(1,695,463)	(1,684,262)
Additional paid-in capital	791,750	496,036
Retained earnings	1,681,464	1,279,040
Accumulated other comprehensive loss	(147,058)	(76,838)
Total stockholders’ equity	630,802	14,082
Total liabilities and stockholders’ equity	$4,543,168	$1,545,068

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$402,424	$570,841
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,498	23,832
Operating lease cost	47,945	44,067
Share-based compensation	25,463	29,939
Deferred income taxes	—	(176,873)
Other non-cash items	12,568	(2,672)
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(166,864)	(80,981)
Inventories	(139,682)	(41,193)
Prepaid expenses and other assets	(20,526)	(9,936)
Accounts payable, accrued expenses and other liabilities	51,608	30,997
Right-of-use assets and operating lease liabilities	(45,824)	(37,723)
Income taxes	53,075	4,867
Cash provided by operating activities	246,685	355,165
Cash flows from investing activities:
Purchases of property, equipment, and software	(89,588)	(35,758)
Acquisition of HEYDUDE, net of cash acquired	(2,046,881)	—
Other	(20)	(9)
Cash used in investing activities	(2,136,489)	(35,767)
Cash flows from financing activities:
Proceeds from notes issuance	—	700,000
Proceeds from borrowings	2,240,677	170,000
Repayments of borrowings	(350,285)	(350,000)
Deferred debt issuance costs	(51,395)	(14,491)
Repurchases of common stock	—	(500,000)
Repurchases of common stock for tax withholding	(11,439)	(18,766)
Other	95	237
Cash provided by (used in) financing activities	1,827,653	(13,020)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(8,821)	(3,907)
Net change in cash, cash equivalents, and restricted cash	(70,972)	302,471
Cash, cash equivalents, and restricted cash—beginning of period	216,925	139,273
Cash, cash equivalents, and restricted cash—end of period	$145,953	$441,744

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present “Non-GAAP cost of sales,” “Non-GAAP gross profit,” “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” “Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income tax expense (benefit),” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share,” which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP operating income,” “Non-GAAP effective tax rate,” and “Non-GAAP diluted earnings per share.” Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends. For the three and nine months ended September 30, 2022, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP cost of sales, gross profit, and gross margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
GAAP revenues	$985,094	$625,919	$2,609,823	$1,726,790

GAAP cost of sales	$443,792	$226,123	$1,245,864	$678,594
Distribution centers (1)	(2,316)	(2,031)	(4,896)	(4,131)
HEYDUDE inventory fair value step-up (2)	12	—	(62,238)	—
Inventory reserve in Russia (3)	1,025	—	(200)	—
Total adjustments	(1,279)	(2,031)	(67,334)	(4,131)
Non-GAAP cost of sales	$442,513	$224,092	$1,178,530	$674,463

GAAP gross profit	$541,302	$399,796	$1,363,959	$1,048,196
GAAP gross margin	54.9%	63.9%	52.3%	60.7%

Non-GAAP gross profit	$542,581	$401,827	$1,431,293	$1,052,327
Non-GAAP gross margin	55.1%	64.2%	54.8%	60.9%

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended September 30,
	2022	2021
	(in thousands)
GAAP Crocs Brand gross margin	57.3%	63.9%
Non-GAAP adjustments:
Distribution centers (1)	0.3%	0.3%
Inventory reserve in Russia (3)	(0.1)%	—%
Non-GAAP Crocs Brand gross margin	57.5%	64.2%

(1) Represents expenses, including expansion costs and duplicate rent costs, related to our distribution centers in Dayton, Ohio and Dordrecht, the Netherlands.
(2) Primarily represents a step-up of HEYDUDE inventory costs to fair value upon the close of the acquisition on February 17, 2022.
(3) Represents the net impact of an inventory reserve expense in our EMEALA segment associated with the continued shutdown of our direct operations in Russia.

Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
GAAP revenues	$985,094	$625,919	$2,609,823	$1,726,790

GAAP selling, general and administrative expenses	$277,239	$196,728	$733,255	$525,120
HEYDUDE acquisition-related costs (1)	(6,863)	—	(33,205)	—
Impact of shutdown of Russia direct operations (2)	40	—	(5,797)	—
Other (3)	(2,300)	—	(3,502)	—
Total adjustments	(9,123)	—	(42,504)	—
Non-GAAP selling, general and administrative expenses (4)	$268,116	$196,728	$690,751	$525,120

GAAP selling, general and administrative expenses as a percent of revenues	28.1%	31.4%	28.1%	30.4%
Non-GAAP selling, general and administrative expenses as a percent of revenues	27.2%	31.4%	26.5%	30.4%
(1) Represents costs related to the acquisition and integration of HEYDUDE, including legal, professional, consulting, and transaction fees.
(2) Represents various costs associated with the continued shutdown of our direct operations in Russia, including severance and lease exit costs and penalties.
(3) Primarily represents duplicate rent costs associated with our upcoming move to a new headquarters.
(4) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
GAAP revenues	$985,094	$625,919	$2,609,823	$1,726,790

GAAP income from operations	$264,063	$203,068	$630,704	$523,076
Non-GAAP cost of sales adjustments (1)	1,279	2,031	67,334	4,131
Non-GAAP selling, general and administrative expenses adjustments (2)	9,123	—	42,504	—
Non-GAAP income from operations	$274,465	$205,099	$740,542	$527,207

GAAP operating margin	26.8%	32.4%	24.2%	30.3%
Non-GAAP operating margin	27.9%	32.8%	28.4%	30.5%
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
GAAP income from operations	$264,063	$203,068	$630,704	$523,076
GAAP income before income taxes	229,575	197,736	542,939	510,890

Non-GAAP income from operations (1)	$274,465	$205,099	$740,542	$527,207
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	(393)	537	(1,115)	(84)
Interest income	31	615	219	713
Interest expense	(34,142)	(6,486)	(86,357)	(12,830)
Other income (expense), net	16	2	(512)	15
Non-GAAP income before income taxes	$239,977	$199,767	$652,777	$515,021

GAAP income tax expense	$60,226	$44,247	$140,515	$(59,951)
Tax effect of non-GAAP operating adjustments	2,751	508	18,789	1,038
Impact of intra-entity IP transfers (2)	(8,368)	(1,556)	(18,274)	173,503
Non-GAAP income tax expense	$54,609	$43,199	$141,030	$114,590

GAAP effective income tax rate	26.2%	22.4%	25.9%	(11.7)%
Non-GAAP effective income tax rate	22.8%	21.6%	21.6%	22.2%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. The transfers resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transfers. The prior year adjustment also includes the release of the valuation allowance as a result of a tax law change.

Non-GAAP net income per share reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands, except per share data)
Numerator:
GAAP net income	$169,349	$153,489	$402,424	$570,841
Non-GAAP cost of sales adjustments (1)	1,279	2,031	67,334	4,131
Non-GAAP selling, general and administrative expenses adjustments (2)	9,123	—	42,504	—
Tax effect of non-GAAP adjustments	5,617	1,048	(515)	(174,541)
Non-GAAP net income	$185,368	$156,568	$511,747	$400,431
Denominator:
GAAP weighted average common shares outstanding - basic	61,693	62,033	61,042	63,695
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	674	1,291	798	1,242
GAAP weighted average common shares outstanding - diluted	62,367	63,324	61,840	64,937

GAAP net income per common share:
Basic	$2.75	$2.47	$6.59	$8.96
Diluted	$2.72	$2.42	$6.51	$8.79

Non-GAAP net income per common share:
Basic	$3.00	$2.52	$8.38	$6.29
Diluted	$2.97	$2.47	$8.28	$6.17
(1) See 'Non-GAAP cost of sales, gross profit, and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2022:
	Approximately:
	($ in millions, except per share data)
Non-GAAP operating margin and operating income reconciliation:
GAAP operating margin and operating income	23%	$790 to $820
Non-GAAP adjustments, primarily associated with the HEYDUDE acquisition (1)	4%	$130
Non-GAAP operating margin and operating income	27%	$920 to $950
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	25%
Non-GAAP adjustments associated with amortization of intellectual property (2)	(4)%
Non-GAAP effective tax rate	21%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$7.95 to $8.30
Non-GAAP adjustments, primarily associated with the HEYDUDE acquisition and amortization of intellectual property (1)(2)	$2.00
Non-GAAP diluted earnings per share	$9.95 to $10.30
(1) For the full year 2022, we expect to incur $55 million in SG&A, primarily associated with the HEYDUDE acquisition and integration, and a total $75 million in cost of sales, primarily related to the write up of HEYDUDE inventory costs to fair market value at the close of acquisition.
(2) In the fourth quarter of 2020, and subsequently in the fourth quarter of 2021, we made changes to our international legal structure, including an intra-entity transfer of certain intellectual property rights, primarily to align with current and future international operations. This adjustment represents the amortization of the deferred tax asset related to these intellectual property rights in this period and the tax impact of cost of sales and SG&A non-GAAP adjustments.

Long-Term Projections

Our long-term guidance for “Consolidated adjusted operating margin” is a non-GAAP financial measure that excludes or otherwise has been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment. We are unable to reconcile expected long-term consolidated adjusted operating margin to its nearest U.S. GAAP measure without unreasonable efforts because we are unable to predict with a reasonable degree of certainty the actual impact of the special and other non-core items. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT AND CHANNEL
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2022	2021	2022	2021	Q3 2022-2021	YTD 2022-2021	Q3 2022-2021	YTD 2022-2021
	(in thousands)
Revenues:
North America (2)	$445,327	$437,746	$1,187,713	$1,098,165	1.7%	8.2%	1.8%	8.3%
Asia Pacific	138,450	83,645	383,187	293,071	65.5%	30.7%	82.3%	41.6%
EMEALA (2)	131,929	104,503	422,226	335,481	26.2%	25.9%	45.6%	40.4%
Brand corporate (2)	1	25	22	73	(96.0)%	(69.9)%	(96.0)%	(69.9)%
Crocs Brand revenues	715,707	625,919	1,993,148	1,726,790	14.3%	15.4%	19.9%	20.2%
HEYDUDE Brand revenues (3)	269,387	—	616,675	—	—%	—%	—%	—%
Total consolidated revenues	$985,094	$625,919	$2,609,823	$1,726,790	57.4%	51.1%	63.0%	55.9%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) In the first quarter of 2022, certain changes were made related to our segment composition. As a result of these changes, the previously reported amounts for revenues for the three and nine months ended September 30, 2021 have been revised to conform to current period presentation. Refer to our 10-Q for the quarterly period ended September 30, 2022 for the impacts of these changes.
(3) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the nine months ended September 30, 2022 represent results during the partial period beginning on February 17, 2022 through September 30, 2022 (the “Partial Period”), and there are no comparative amounts for the three and nine months ended September 30, 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2022	2021	2022	2021	Q3 2022-2021	YTD 2022-2021	Q3 2022-2021	YTD 2022-2021
	(in thousands)
Crocs Brand:
Wholesale	$353,304	$309,611	$1,090,073	$906,978	14.1%	20.2%	21.8%	26.7%
Direct-to-consumer	362,403	316,308	903,075	819,812	14.6%	10.2%	18.1%	13.1%
Total Crocs Brand	715,707	625,919	1,993,148	1,726,790	14.3%	15.4%	19.9%	20.2%
HEYDUDE Brand:
Wholesale	181,768	—	431,186	—	—%	—%	—%	—%
Direct-to-consumer	87,619	—	185,489	—	—%	—%	—%	—%
Total HEYDUDE Brand	269,387	—	616,675	—	—%	—%	—%	—%
Total consolidated revenues	$985,094	$625,919	$2,609,823	$1,726,790	57.4%	51.1%	63.0%	55.9%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the nine months ended September 30, 2022 represent results during the Partial Period, and there are no comparative amounts for the three and nine months ended September 30, 2021.

CROCS, INC. AND SUBSIDIARIES
RETAIL STORE COUNTS
(UNAUDITED)

The tables below illustrate the overall change in the number of our Crocs Brand company-operated retail locations by reportable operating segment for the nine months ended September 30, 2022:

	June 30, 2022	Opened	Closed	September 30, 2022
Company-operated retail locations:
North America	175	3	—	178
Asia Pacific	152	3	2	153
EMEALA	41	—	19	22
Total	368	6	21	353

	December 31, 2021	Opened	Closed	September 30, 2022
Company-operated retail locations:
Americas	173	5	—	178
Asia Pacific	153	5	5	153
EMEA	47	1	26	22
Total	373	11	31	353

CROCS, INC. AND SUBSIDIARIES
DIGITAL SALES PERCENTAGE AND DIRECT-TO-CONSUMER COMPARABLE SALES
(UNAUDITED)

Digital sales, which includes sales through our company-owned websites, third party marketplaces, and e-tailers, as a percent of total revenues, by operating segment were:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Digital sales as a percent of total revenues:
Crocs Brand	37.4%	36.8%	36.0%	35.5%
HEYDUDE Brand (1)	35.9%	—%	32.4%	—%
Total (2)	37.0%	36.8%	35.2%	35.5%
(1) We acquired HEYDUDE on February 17, 2022 and, as a result, added the HEYDUDE Brand as a new operating segment. Therefore, the amounts shown above for the nine months ended September 30, 2022 represent results during the Partial Period, and there are no comparative amounts for the three and nine months ended September 30, 2021.
(2) For the three and nine months ended September 30, 2021, the digital sales as a percent of total revenues represents the Crocs Brand only. See footnote (1) above.

Direct-to-consumer (“DTC”) comparable sales for the Crocs Brand are as follows:

	Constant Currency (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Direct-to-consumer comparable sales: (2)
Crocs Brand (3)	18.2%	N/A	13.6%	N/A
(1) Reflects period over period change on a constant currency basis, which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for more information.
(2) Comparable store status, as included in the DTC comparable sales figures above, is determined on a monthly basis. Comparable store sales include the revenues of stores that have been in operation for more than twelve months. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion, or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure and in the same month in the following year. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce comparable revenues are based on same site sales period over period. E-commerce sites that are temporarily offline or unable to transact or fulfill orders (“site disruption”) are excluded from the comparable sales calculation during the month of site disruption and in the same month in the following year. E-commerce site disruptions in excess of three months are excluded until the thirteenth month after the site has re-opened.
(3) In the three and nine months ended September 30, 2021, as a result of the COVID-19 pandemic’s impact on 2020 sales we did not disclose DTC comparable sales, as they were not meaningful.